UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of earliest reported event): May 31, 2004


                                    YP CORP.
               (Exact name of registrant as specified in charter)



             NEVADA                     000-24217                85-0206668
(State or other jurisdiction           (Commission              (IRS Employer
      of Incorporation)                File Number)          Identification No.)


4840 EAST JASMINE STREET, SUITE 105, MESA, ARIZONA                  85205
     (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code:  (480) 654-9646

                                  YP.NET, INC.
                                  (former name)


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ITEM  9.  REGULATION  FD  DISCLOSURE

     The registrant's Board of Directors approved an amendment to its recently implemented Shareholder Rights Plan in order to allow one of its largest shareholders, Frank J. Husic and certain of his affiliated entities, to purchase additional shares of the Company's common stock. The amendment became effective as of May 31, 2004.

Previously under the Company's Shareholder Rights Plan, Mr. Husic and his affiliates, who owned approximately 15.4% of the Company's outstanding shares of common stock, were precluded from acquiring in excess of 18% of the Company's common stock or be subject to significant dilution as a result of triggering the dilutive provisions of the Shareholder Rights Plan. The amendment now permits Mr. Husic and his affiliates to acquire, collectively, up to 25% of the Company's common without triggering that provision.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         YP CORP.


Date:  June 4, 2004                      /s/ PETER  BERGMANN
                                         ---------------------------
                                         Peter Bergman,
                                         Chief Executive Officer


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